Exhibit 99.1
The information below comprises a recast of historical segment information that conforms to the new segment reporting structure of Tri Pointe Homes, Inc. implemented during the quarterly period ended March 31, 2021. The tables below provide an unaudited recast of segment information for the previously reported years ended December 31, 2020 and 2019 and the previously reported quarters in the years ended December 31, 2020 and 2019.

	Fiscal Year Ended December 31, 2019
	Net New Home Orders					Average Selling Communities
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	(unaudited)
West	883	1,080	892	827	3,682	87.2	88.2	89.0	87.8	87.8
Central	324	303	242	279	1,148	46.3	43.8	43.0	40.5	43.3
East	114	108	157	129	508	14.3	14.0	15.5	14.5	14.6
Total	1,321	1,491	1,291	1,235	5,338	147.8	146.0	147.5	142.8	145.7

	Fiscal Year Ended December 31, 2020
	Net New Home Orders					Average Selling Communities
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	(unaudited)
West	1,196	967	1,362	864	4,389	92.0	99.0	88.0	75.0	87.8
Central	293	255	390	370	1,308	34.8	33.5	34.7	30.7	33.3
East	172	110	181	175	638	14.0	11.8	11.3	11.8	12.1
Total	1,661	1,332	1,933	1,409	6,335	140.8	144.3	134.0	117.5	133.2

	Fiscal Year Ended December 31, 2019
	New Homes Delivered					Average Sales Price (in thousands)
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	(unaudited)
West	530	698	819	1,300	3,347	$660	$670	$685	$673	$673
Central	226	331	286	317	1,160	485	493	484	481	486
East	58	96	82	178	414	571	642	569	621	609
Total	814	1,125	1,187	1,795	4,921	$605	$615	$629	$634	$624

	Fiscal Year Ended December 31, 2020
	New Homes Delivered					Average Sales Price (in thousands)
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY
	(unaudited)
West	611	804	861	1,209	3,485	$681	$671	$686	$687	$682
Central	273	309	282	265	1,129	485	498	482	472	485
East	74	116	160	159	509	628	635	619	565	607
Total	958	1,229	1,303	1,633	5,123	$621	$624	$634	$640	$631

	Fiscal Year Ended December 31, 2019
	Backlog Units				Backlog Dollar Value (in thousands)				Average Sales Price (in thousands)
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
	(unaudited)
West	1,126	1,508	1,581	1,108	$849,019	$1,059,235	$1,079,087	$773,709	$754	$702	$683	$698
Central	555	527	483	445	282,826	269,300	250,033	228,006	510	511	518	512
East	161	173	248	199	105,993	110,013	162,332	134,448	658	636	655	676
Total	1,842	2,208	2,312	1,752	$1,237,838	$1,438,548	$1,491,452	$1,136,163	$672	$652	$645	$648

	Fiscal Year Ended December 31, 2020
	Backlog Units				Backlog Dollar Value (in thousands)				Average Sales Price (in thousands)
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
	(unaudited)
West	1,693	1,856	2,357	2,012	$1,186,024	$1,293,450	$1,630,948	$1,415,069	$701	$697	$692	$703
Central	465	411	519	624	239,290	200,820	250,083	304,263	515	489	482	488
East	297	291	312	328	193,168	184,798	186,335	197,332	650	635	597	602
Total	2,455	2,558	3,188	2,964	$1,618,482	$1,679,068	$2,067,366	$1,916,664	$659	$656	$648	$647

	Fiscal Year Ended December 31, 2019
	Lots Owned or Controlled
	Q1	Q2	Q3	Q4
	(unaudited)
West	21,871	22,589	22,278	21,536
Central	3,180	3,671	4,239	5,067
East	1,650	1,857	2,239	3,426
Total	26,701	28,117	28,756	30,029

	Fiscal Year Ended December 31, 2020
	Lots Owned or Controlled
	Q1	Q2	Q3	Q4
	(unaudited)
West	21,713	20,672	21,738	22,771
Central	6,531	5,339	5,643	8,065
East	3,763	3,789	4,479	4,805
Total	32,007	29,800	31,860	35,641